UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 18, 2013
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced potential spin-off or sale of the Red Lobster business, on December 18, 2013, Darden Restaurants, Inc. (the “Company”) entered into an agreement with Brad Richmond, who will become the Chief Financial and Administrative Officer of Red Lobster if it is spun-off.  The agreement provides that if the spin-off is completed within 12 months, Mr. Richmond will receive an initial base salary of $580,000, with an initial  bonus target of 60% of base salary, a signing bonus of $250,000 and a management continuity agreement (“MCA”) with Red Lobster substantially similar to the Company’s MCA.  In addition, subject to applicable board approval, Mr. Richmond’s first annual long-term incentive award will equal $1,500,000, in the aggregate from the Company, Red Lobster or a combination of the two, and his one-time special long-term incentive award will have a target value of $1,000,000 in Red Lobster.

If the Board of Directors of the Company elects to sell Red Lobster and such sale is completed within 12 months, Mr. Richmond will receive the signing bonus.  In addition, if Mr. Richmond serves as a senior executive of Red Lobster following the sale and is terminated without cause or resigns for good reason within two years following closing of the sale, he will be entitled to a payment from the Company equal to the difference between the buyer’s severance amount and three-times his base salary.  If Mr. Richmond is not offered a senior executive position on terms substantially comparable to those described above and does not commence employment with the buyer, the Company will seek to place him in a reasonably comparable position in the Company.  If a comparable position is not available and Mr. Richmond is terminated without cause by the Company within six months following closing of the sale, he will be eligible to receive at least 18 months of salary and health benefit continuation, subject to standard practices and certain tax considerations.

Certain benefits described herein are subject to the execution of a standard release, and the terms “cause” and “good reason” have the meanings set forth in the Company’s MCA, on file with the SEC.

The foregoing summary of the agreement with Mr. Richmond is qualified in its entirety by the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between Darden Restaurants, Inc. and C. Bradford Richmond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Anthony G. Morrow
Anthony G. Morrow
Date: December 24, 2013		Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Letter Agreement between Darden Restaurants, Inc. and C. Bradford Richmond.

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